EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-KSB of Mountains West Exploration, Inc. (the “Corporation”) for the period ended December 31, 2006 as filed with the SEC (the “Report”), the undersigned in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

This written statement is being furnished to the SEC as an exhibit to such Report. A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the SEC or its staff upon request.

By:	/s/ Lee Wiskowski
President and Principal Executive Officer
April 17, 2007

1